First Financial Bancorporation
                                 204 East Washington Street
                                 Iowa City, Iowa 52244-1880
                                      January 1, 1998

Mr. Robert M. Sierk
2043 Glendale Road
Iowa City, IA   52245

Dear Bob:

     This letter will confirm the terms of an your employment. You are employed as the President and Chief Executive Officer of First Financial Bancorporation (the "Company") and First National Bank, Iowa ("the Ban"). Subject to the powers, authorities and responsibilities vested in the Board of Directors (the "Board"), you shall have the duties specified in the By-laws of the Company and the Bank, respectively, and such other executive and administrative duties as may from time to time be authorized or directed by the Board.

     The term of your employment commences on the date hereof and ends on December 31, 2000, unless terminated earlier or extended pursuant to the terms hereof (the "Employment Period"). As compensation for the services hereunder, the Company shall pay you during the Employment Period a minimum annual salary of $175,408 (the "Base Salary") which may be increased from time to time by the Board. You shall also be eligible for an annual bonus in the discretion of the Board of Directors pursuant to the Company's Executive Incentive Compensation Plan. The Company shall also pay certain membership dues and other fringe benefits, such as life insurance, in accordance with Company and Bank policies. You shall also be entitled to the benefits provided in the Salary Continuation Plan.

     The Company may terminate your employment by the Company and the Bank for Cause (as hereafter defined). "Cause" shall mean any conduct involving dishonesty, misconduct, significant activities harmful to the reputation of the Company, willful refusal to perform or substantial disregard of the duties properly assigned to you or a material violation of any statutory duty or common law duty of loyalty to the Company or the Bank. In the event of a termination for Cause, you shall be entitled to receive any unpaid compensation accrued through the date of termination, but no other severance payments.

     During the Employment Period, you and your dependents shall be entitled to participate in the Bank's group health insurance program. If your employment is terminated without Cause prior to your attaining age 65 and you do not have comparable coverage with another employer, you and your dependents may elect continuation of your health insurance coverage until you reach age 65, with the Bank and you bearing the same proportionate share of the premium cost as was in effect on the date of termination. If you are no longer eligible for coverage under the Bank's group health insurance policy after your employment is terminated without Cause and you do not have comparable coverage with another employer (or Medicare), the Bank will partially reimburse you for premiums paid for comparable coverage based on the same proportionate share of the cost as was in effect on the date of termination.

     If at any time during the Employment Period you shall be unable to perform fully your duties hereunder by reason of illness, accident or other disability (as confirmed by competent medical evidence), you shall be entitled to the disability benefits provided by the Company or the Bank under its disability program in lieu of any Base Salary to which you would otherwise be entitled. In the event of your death during the Employment Period, your estate shall be entitled to receive any accrued and unpaid compensation and any other benefits customarily provided to employees under the Company's existing policies.

     In the event of the occurrence of a "Good Reason" (as hereinafter defined), you shall be entitled to terminate this letter agreement and receive the following sums: (a) any accrued and unpaid portion of your Base Salary from the Company and the Bank; (b) an amount equal to your highest annualized bonus paid or payable in respect of the three fiscal years of the Company immediately preceding the fiscal year in which such termination occurs, multiplied by a fraction, the numerator of which is the number of days in the fiscal year in which such termination occurs through the date of termination and the denominator of which is 365 or 366, as applicable; (c) a lump-sum cash amount equal to the unpaid Base Salary for the remaining portion of the Employment Period (but in no event less than two times your annual Base Salary in effect on the date of termination nor greater than 2.99 times your annual Base Salary in effect on the date of termination) (d) two times your highest annualized bonus, paid or payable, by the Company and its affiliate companies in respect of the three fiscal years of the Company immediately preceding the fiscal year in which such termination occurs. In the event the Company terminates your employment without Cause during the Employment Period, you shall be entitled to receive the amounts set forth in the preceding sentence ( in which case, the term "such termination" shall mean the termination without Cause by the Company).

     For purposes of this letter agreement, "Good Reason," means, without your express written consent, occurrence of any of the following events: (a) any requirement of the Company or the Bank that you be based anywhere other than in Iowa City or Cedar Rapids, Iowa; (b) you no longer have an executive position with the Company or the Bank; or (c) any removal or involuntary termination from the Company or the Bank otherwise than as expressly permitted by this Agreement. If a "Good Reason" described in clause (a) or (b) shall occur, you shall be deemed to have waived your right to terminate this letter agreement if you do not act within 30 days of the occurrence of the event giving rise to the "Good Reason."

     The Employment Period, which is scheduled to terminate on January 31, 2000, shall be automatically extended until June 30, 2001 unless either party shall give written notice to the other party of the non-extension of the contract on or before June 30, 1998. Thereafter, the Employment Period shall be automatically extended for an additional six-month period to December 31, 2001 unless written notice of non-extension is given by either party on or before December 31, 1998. Notwithstanding the foregoing, your employment can always be terminated for Cause or without Cause provided that in the event you are terminated without Cause you are paid the severance payments described in the paragraph of this letter concerning Change of Control payments.

     During the Employment Period, you agree to faithfully perform the duties assigned to you to the best of your ability and to devote your full time and attention to the business of the Company and the Bank. During the Employment Period and for a period of two years thereafter, except with the prior written consent of the Company duly authorized by the Board, you shall not (a) induce or attempt to persuade any employee of the Company or of the Bank to discontinue such employment relationship, (b) solicit any person, corporation, partnership or other entity or organization which at any time during the Employment Period is a customer of the Company or of the Bank to become a customer of another financial institution providing commercial banking or related services, (c) engage in any banking business (whether as officer, director, employee, consultant or otherwise) in Johnson, Linn or Cedar counties in the State of Iowa or (d) make any public statement or take any action which is inconsistent with your obligations hereunder. During the Employment Period and thereafter, except with the prior written consent of the Company, you agree not to disclose any confidential information (i.e., information not generally known in the industry and treated by the Company or the Bank as confidential) to a person who is not properly authorized to receive such information and otherwise agree to abide by the Company's policies concerning confidentiality.

     Whenever possible, each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or wholly invalid under applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remaining provisions or terms of this Agreement. If a court having jurisdiction shall find that the covenants contained in the preceding paragraph are not reasonable, such court shall have the power to reduce the geographic area, duration or scope of such covenants, and in such reduced form, the covenants shall be enforceable.

     This agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof.

     The letter shall be binding upon the Company and its successors and assigns.

     If you agree that this letter correctly sets forth the terms of this letter agreement, please sign the enclosed copy and return it to us. This copy is for your records.


                                      Very truly yours,

                                      First Financial Bancorporation

                                      By \\s\\ Larry D. Ward
                                      __________________________________
                                            Chairman of the Board


Accepted and Agreed:

\\s\\ Robert M. Sierk
__________________________________
Robert M. Sierk

                               First Financial Bancorporation
                                 204 East Washington Street
                                 Iowa City, Iowa 52244-1880
                                      January 1, 1998

Mr. A. Russell Schmeiser
4 Wendram Bluff NE
Iowa City, IA   52240

Dear Russ:

This letter will confirm the terms of an employment and severance agreement with you. You are currently employed as the Executive Vice President and Chief Operating Officer of First Financial Bancorporation (the "Company"). The Company has determined that it is in its best interests to assure your continued services and continued dedication through the entering into of this agreement providing severance compensation to you as hereinafter described upon the event of your termination of employment. The term of this agreement commenced on the date hereof and terminates on January 31, 1999, unless terminated earlier or extended pursuant to the terms hereof (the "Employment Period").

You shall be eligible to receive severance compensation, as hereinafter described, if your employment with the Company is terminated and your termination is not on account of disability, death, or Cause. "Cause" shall mean any conduct involving dishonesty, misconduct, significant activities harmful to the reputation of the Company, willful refusal to perform or substantial disregard of the duties properly assigned to you or a material violation of any statutory duty or common law duty of loyalty to the Company or First National Bank Iowa (the "Bank"). In the event of a termination for Cause, you shall be entitled to receive any unpaid compensation accrued through the date of termination and no other severance payments.

If at any time during your employment you shall be unable to perform fully your duties hereunder by reason of illness, accident or other disability (as confirmed by competent medical evidence), you shall be entitled to the disability benefits provided by the Company under its disability program in lieu of any Base Salary to which you would otherwise be entitled. In the event of your death during your employment, your estate shall be entitled to receive any accrued and unpaid compensation and any other benefits customarily provided to employees under the Company's existing policies.

If the Company terminates your employment without Cause, then you shall be entitled to receive the following sums: (a) any accrued and unpaid portion of your Base Salary from the Company; (b) an amount equal to your average bonus paid by the Company and its affiliate companies attributable to the three fiscal years of the Company ending December 31, 1997 (excluding any cash bonuses paid in lieu of stock options) multiplied by a fraction, the numerator of which is the number of days in the fiscal year in which such termination occurs through the date of termination and the denominator of which is 365 or 366, as applicable; (c)an amount equal to two times your highest annual Base Salary in effect at any time during the two years prior to the date of termination; (d) an amount equal to two times your average bonus paid by the Company and its affiliate companies which is attributable to the three fiscal years of the Company ending December 31, 1997 (excluding any cash bonuses paid in lieu of stock options); and (e) your accrued vacation pay and any benefits accrued and expensed by the Company or the Bank under the Salary Continuation Plan. For example, a bonus paid in 1998 which is attributable to performance in 1997, shall, for purposes of the preceding sentence, be deemed attributable to 1997.

If a "Good Reason" (as hereinafter defined) occurs, you shall be entitled to terminate your employment and receive the payments specified in the preceding paragraph. For purposes of the Agreement, "Good Reason" means without your express written consent, occurrence of any of the following events: (a) any requirement of the Company or any subsidiary that you be based anywhere other than in Iowa City or Cedar Rapids, Iowa; (b) you no longer have an executive position with the Company or any subsidiary; (c)any reduction in your Base Salary; or (d) the Company provides notice of the non-extension of the agreement prior to January 31, 2000. If a "Good Reason" described in clause (a), (b) or
(c)of the preceding sentence shall occur, you shall be deemed to have waived your right to receive payments based upon the occurrence of the Good Reason if you do not act within 30 days of the occurrence of the event giving rise to the Good Reason.

The Employment Period, which is scheduled to terminate on January 31, 1999, shall be automatically extended on a year-by-year basis unless either party shall give written notice of the non-extension of the agreement on or before 30 days prior to the end of the initial Employment Period or an extension therof.

Except as expressly set forth herein, nothing expressed or implied in this letter agreement shall be deemed to entitle you to continued employment with the Company or any subsidiary. If your employment shall voluntarily terminate other than as a result of the occurrence of a good reason for which you have received, or are entitled to receive, the payments described above, then you shall be entitled to receive (a) any unpaid compensation accrued through the date of termination and (b) severance benefits no less favorable than those provided in the 1995 Voluntary Severance Plan (such payments to be in lieu of any other rights under this agreement).

During the period you are employed by the Company, you agree to faithfully perform the duties assigned to you to the best of your ability and to devote your full time and attention to the business of the Company. During the period you are employed by the Company and for a period of two years thereafter, except with the prior written consent of the Company duly authorized by the board of directors, you shall not (a) induce or attempt to persuade any employee of the Company or of the Bank to discontinue such employment relationship, (b) solicit any person, corporation, partnership or other entity or organization which at any time during employment is a customer of the Company or of the Bank to become a customer of another financial institution providing commercial banking or related services, (c)engage in any banking business (whether as officer, director, employee, consultant or otherwise) in Johnson, Linn or Cedar counties in the State of Iowa or (d) make any public statement or take any action which is inconsistent with your obligations hereunder. During the period you are employed by the Company and thereafter, except with the prior written consent of the Company, you agree not to disclose any confidential information (i.e., information not generally known in the industry and treated by the Company or the Bank as confidential) to a person who is not properly authorized to receive such information and otherwise agree to abide by the Company's policies concerning confidentiality.

Whenever possible, each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or wholly invalid under applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remaining provisions or terms of this Agreement. If a court having jurisdiction shall find that the covenants contained in the preceding paragraph are not reasonable, such court shall have the power to reduce the geographic area, duration or scope of such covenants, and in such reduced form, the covenants shall be enforceable.

This agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof. This letter agreement shall be binding upon the Company and its successors and assigns.

If you agree that this letter correctly sets forth the terms of this letter agreement, please sign the enclosed copy and return it to us. This copy is for your files.

                                      Very truly yours,

                                      First Financial Bancorporation

                                      By \\s\\ Larry D. Ward
                                      __________________________________
                                            Chairman of the Board

Accepted and Agreed:

\\s\\ A. Russell Schmeiser
__________________________________
A. Russell Schmeiser
                                       26
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